As filed with the Securities and Exchange Commission on October 2, 2024
Registration No. 333-282292

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HORIZON BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation or organization)

35-1562417
(I.R.S. Employer Identification Number)

515 Franklin Street
Michigan City, Indiana 46360
(219) 874-0211
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Todd A. Etzler
Executive Vice President, Chief Legal and Risk Officer & Corporate Secretary
Horizon Bancorp, Inc.
515 Franklin Street
Michigan City, Indiana 46360
(219) 873-2639
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David P. Hooper, Esq.
Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
Telephone: (317) 231-7333
Facsimile: (317) 231-7433

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ❒	Accelerated filer ☒
Non-accelerated filer ❒	Smaller reporting company ❒
Emerging growth company ❒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement becomes effective on the date the Securities and Exchange Commission, acting under Section 8(a), determines.

EXPLANATORY NOTE
This Amendment No. 2 (this “Amendment No. 2”) to the Registration Statement on Form S-3 (File No. 333-282292) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2024 by Horizon Bancorp, Inc. (the “Registrant”), as amended by Amendment No. 1 filed with the SEC on September 30, 2024, is being filed solely for the purpose of including hyperlinks for Exhibits 4.1, 4.2, 4.3, 4.9, 4.10, 5.1, 23.1, 23.2, 24.1, and 107 which were originally filed with or incorporated by reference into the Registration Statement, as amended.  This Amendment No. 2 consists only of the cover page, this explanatory note, the exhibit index in Part II, Item 16 of the Registration Statement, and the signature page to the Registration Statement, and does not modify any other part of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
Number	Description
1.1	Form of Underwriting Agreement*
4.1
Amended and Restated Articles of Incorporation of Horizon Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of Horizon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2018).

4.2
Amended and Restated Bylaws of Horizon Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of Horizon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2022).

4.3
Specimen certificate for shares of the Registrant’s common stock (incorporated by reference to Exhibit 4.1 of Horizon’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 27, 2012).

4.4	Form of Certificate of Designations Creating New Series of Preferred Stock*
4.5	Specimen Certificate for Preferred Stock*
4.6	Form of Senior Debt Security*
4.7	Form of Subordinated Debt Security*
4.8	Form of Depositary Agreement and Depositary Receipt*
4.9	Form of Senior Indenture**
4.10	Form of Subordinated Indenture**
4.11	Form of Warrant*
4.12	Form of Rights Agreement*
4.13	Form of Unit Agreement*
4.14	Form of Purchase Contract*
5.1	Opinion of Barnes & Thornburg LLP as to the validity of the securities registered hereunder.**
23.1	Consent of Forvis Mazars, LLP (formerly FORVIS, LLP)**
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)**
24.1	Limited Power of Attorney**
25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture+
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture+
107	Filing Fee Table**
*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed.
+	To be filed separately under the electronic form type “305B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Michigan City, State of Indiana, on this 2nd day of October, 2024.
HORIZON BANCORP, INC.

By:	/s/ Thomas M. Prame
Thomas M. Prame
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	SIGNATURE	TITLE(S)	DATE

	/s/ Thomas M. Prame	Chief Executive Officer (Principal Executive Officer)	October 2, 2024
Thomas M. Prame

	/s/ John R. Stewart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 2, 2024
John R. Stewart

	/s/ Craig M. Dwight*	Chairman of the Board of Directors	October 2, 2024
Craig M. Dwight

	/s/ Kevin W. Ahern*	Director	October 2, 2024
Kevin W. Ahern

	/s/ Eric P. Blackhurst*	Director	October 2, 2024
Eric P. Blackhurst

	/s/ Lawrence E. Burnell*	Director	October 2, 2024
Lawrence E. Burnell

	/s/ James B. Dworkin*	Director	October 2, 2024
James B. Dworkin

	/s/ Julie Scheck Freigang*	Director	October 2, 2024
Julie Scheck Freigang

	/s/ Brian W. Maass*	Director	October 2, 2024
Brian W. Maass

	/s/ Michele M. Magnuson*	Director	October 2, 2024
Michele M. Magnuson

	/s/ Steven W. Reed*	Director	October 2, 2024
Steven W. Reed

	/s/ Vanessa P. Williams*	Director	October 2, 2024
Vanessa P. Williams

*By:	/s/ John R. Stewart
John R. Stewart
Attorney-in-Fact